Contact:        Peter Appel
                Risk Capital Holdings, Inc.
                (203) 862-4308


               RISK CAPITAL HOLDINGS, INC. TO SELL ITS REINSURANCE
              OPERATIONS TO FOLKSAMERICA REINSURANCE COMPANY AND TO
               REPURCHASE XL CAPITAL LTD'S INTEREST IN THE COMPANY


     GREENWICH, CONNECTICUT, JANUARY 18, 2000 -- Risk Capital Holdings, Inc. [NASDAQ: RCHI], announced today that it has signed a definitive agreement with Folksamerica Reinsurance Company ("Folksamerica") pursuant to which Folksamerica will acquire substantially all of the reinsurance operations of RCHI's wholly owned subsidiary, Risk Capital Reinsurance Company ("RCRe"), for a cash purchase price equal to the GAAP book value of the assets and liabilities to be transferred to Folksamerica plus $20.335 million, payable at closing.

     As part of the transaction, RCHI will place $20 million in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves relating to business produced on behalf of RCRe by a certain managing agency are deficient as measured at the end of such five year period. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to RCHI and Folksamerica will pay RCHI an amount equal to such redundancy. RCHI will be responsible for certain tax costs incurred by Folksamerica in the transaction, as well as its own transaction and severance costs, and certain reinsurance costs incurred for the benefit of Folksamerica. An additional amount may be placed in escrow for a period of five years to the extent that RCRe's reserves at closing are less by at least a specified amount than those estimated by RCRe's independent actuaries.

     The sale of RCHI's reinsurance business to Folksamerica is contingent on obtaining applicable regulatory approvals, approval of RCHI's stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the retention of certain personnel, obtaining certain third party consents, the absence of a material adverse change in RCRe's business, and other customary closing conditions. XL Capital Ltd ("XL") (to the extent its shares of RCHI are not repurchased as described below), Marsh & McLennan Risk Capital Holdings, Ltd. and The Trident Partnership, L.P., which collectively represent approximately 37.5% of the 17,094,034



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outstanding voting shares of RCHI, have agreed to vote in favor of the transaction.

     In a separate transaction, which is not contingent on the closing of the Folksamerica transaction, RCHI and XL have agreed that RCHI will repurchase from XL all of the 4,755,000 shares of RCHI's common stock held by XL (constituting in the aggregate 27.8% and 20.8% of RCHI's common stock on a basic and diluted* basis, respectively) for a purchase price per share equal to the lesser of (i) 85% of the average closing market price of RCHI's common stock for the twenty-day trading period beginning January 21, 2000, and (ii) $15.00. Assuming that the purchase price for XL's shares of RCHI is $15 per share, the aggregate consideration payable to XL would equal $71.325 million. The consideration payable to XL will consist of (i) RCHI's interest in privately held LARC Holdings, Ltd. (parent of Latin American Reinsurance Company Ltd.), which interest is valued at $25 million, (ii) RCHI's interest, or a portion thereof, in Annuity and Life Re (Holdings), Ltd., valued at the average closing market price of Annuity and Life Re common stock during the twenty-day trading period beginning January 21, 2000 (which was carried at $36.3 million by RCHI at September 30, 1999), plus or minus (iii) cash. The repurchase of XL's shares of RCHI is contingent on obtaining regulatory approval and other customary closing conditions.

     At September 30, 1999, RCHI's GAAP book value was $361.4 million and its basic and diluted* book value was $21.15 and $20.91 per share, respectively. On a pro forma basis, after giving effect to the separate transactions with Folksamerica and XL and related tax, severance and transaction costs (including the estimated cost of obtaining additional reinsurance protection for the benefit of Folksamerica), and making the same assumptions as above regarding RCHI's and Annuity and Life Re's share prices, and assuming further that RCHI fully recovers the escrowed funds, RCHI's GAAP book value at September 30, 1999 would have been $300.8 million and its basic and diluted* book value per share would have been $24.38 and $23.05 per share, respectively. Upon payment of a contemplated dividend from RCRe to RCHI that would occur after the transfer of RCRe's reinsurance-related liabilities to Folksamerica (which dividend is subject to regulatory approval), on a pro forma basis at September 30, 1999, the assets of RCHI would consist of fixed maturity and short term investments, publicly traded equity securities, and privately held securities, and RCHI's $25 million investment commitment to Trident II, L.P. would remain in place. RCHI would also continue to own all of the outstanding capital stock of RCRe and Cross River Insurance Company, a



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recently formed excess and surplus carrier, each with statutory surplus of $20 million.

     Folksamerica, an indirect wholly owned subsidiary of White Mountains Insurance Group, Ltd., is a multi-line broker-market reinsurance company which provides reinsurance to insurers of property and casualty risks in the United States, Canada, Latin America and the Caribbean. Folksamerica is rated "A" (Excellent) by A.M. Best Company. At September 30, 1999, Folksamerica had statutory surplus of approximately $355 million.

                                      # # #


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*     Diluted shares assume all outstanding dilutive securities are vested, exercised and converted into common stock, which consist of 4,451,680 warrants exercisable at $20.00 per share and 1,304,456 stock options exercisable at an average price of $20.90 per share.


Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release, RCHI's Form 10-K, RCHI's Annual Report to Stockholders, any proxy statement, any Form 10-Q or any Form 8-K of RCHI or any other written or oral statements made by or on behalf of RCHI may include forward-looking statements which reflect RCHI's current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to RCHI and the insurance sector in general (both as to underwriting and investment opportunities). All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. RCHI believes that these factors include, but are not limited to, acceptance in the market of RCHI's reinsurance products; competition from new products (including products that may be offered by the capital markets); the availability of investments on attractive terms; competition, including increased competition (both as to underwriting and investment opportunities); changes in the performance of the insurance sector of the public equity markets or market professionals' views as to such sector; the amount of underwriting capacity from time to time in the market; general economic conditions and conditions specific to the reinsurance and investment markets in which RCHI operates;


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regulatory changes and conditions; rating agency policies and practices; claims development, including as to the frequency or severity of claims and the timing of payments; and loss of key personnel. Changes in any of the foregoing may affect RCHI's ability to realize its business strategy or may result in changes in RCHI's business strategy. In addition to risks and uncertainties related to RCHI's business, the transactions described in this release are subject to various risks and uncertainties including, but not limited to, the risks that the conditions to closing will not be satisfied and that the costs of the transaction and purchase price and reserve adjustments will be greater than currently expected with resulting effects on RCHI's book value. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. RCHI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.